                                                                     Exhibit 1.1

================================================================================



                 SONIC AUTOMOTIVE, INC. (a Delaware corporation)

                                  $130,000,000

              5 1/4% Convertible Senior Subordinated Notes due 2009

                               PURCHASE AGREEMENT
                               ------------------
                               Dated: May 1, 2002

================================================================================

PURCHASE AGREEMENT ......................................................................  1

SECTION 1.          Representations and Warranties. .....................................  3
                    ------------------------------
(a)        Representations and Warranties by the Company ................................  3
   (i)     Compliance with Registration Requirements. ...................................  3
           ------------------------------------------
   (ii)    Incorporated Documents. ......................................................  4
           ----------------------
   (iii)   Independent Accountants. .....................................................  4
           -----------------------
   (iv)    Financial Statements. ........................................................  5
           --------------------
   (v)     No Material Adverse Change in Business. ......................................  5
           --------------------------------------
   (vi)    Good Standing of the Company. ................................................  5
           ----------------------------
   (vii)   Subsidiaries. ................................................................  5
           ------------
   (viii)  Capitalization. ..............................................................  6
           --------------
   (ix)    Authorization of Agreements. .................................................  6
           ---------------------------
   (x)     Authorization of the Indenture. ..............................................  6
           ------------------------------
   (xi)    Authorization of the Securities. .............................................  7
           -------------------------------
   (xii)   Authorization of the Underlying Securities. ..................................  7
           ------------------------------------------
   (xiii)  Description of the Securities, the Underlying Securities and the Indenture. ..  7
           --------------------------------------------------------------------------
   (xiv)   Absence of Defaults and Conflicts. ...........................................  7
           ---------------------------------
   (xv)    Absence of Labor Disputes. ...................................................  8
           -------------------------
   (xvi)   Absence of Proceedings. ......................................................  8
           ----------------------
   (xvii)  Possession of Intellectual Property. .........................................  9
           -----------------------------------
   (xviii) Accuracy of Exhibits. ........................................................  9
           --------------------
   (xix)   Absence of Further Requirements. .............................................  9
           -------------------------------
   (xx)    Possession of Licenses and Permits. ..........................................  9
           ----------------------------------
   (xxi)   Title to Property. ...........................................................  10
           -----------------
   (xxii)  Tax Returns. .................................................................  10
           -----------
   (xxiii) Insurance. ...................................................................  11
           ---------
   (xxiv)  Solvency. ....................................................................  11
           --------

      (xxv)     Stabilization or Manipulation ...............................................  11
                -----------------------------
      (xxvi)    Related Party Transactions ..................................................  11
                --------------------------
      (xxvii)   Suppliers ...................................................................  11
                ---------
      (xxviiii) Environmental Laws ..........................................................  12
                ------------------
      (xxix)    Registration Rights .........................................................  12
                -------------------
      (xxx)     Accounting Controls .........................................................  12
                -------------------
      (xxxi)    Investment Company Act ......................................................  13
                ----------------------
      (xxxii)   Franchise Agreements ........................................................  13
                --------------------
      (xxxiii)  Statistical and Market Data .................................................  13
                ---------------------------
      (xxxiv)   Smith Subordination Agreement ...............................................  13
                -----------------------------
      (xxxv)    Liquidity and Off Balance Sheet Arrangements ................................  13
                --------------------------------------------

   (b)      Officer's Certificates ..........................................................  13

SECTION 2.        Sale and Delivery to Underwriters; Closing ................................  13
                  ------------------------------------------
   (a)      Initial Securities ..............................................................  13
   (b)      Option Securities ...............................................................  14
   (c)      Payment .........................................................................  14
   (d)      Denominations; Registration .....................................................  15

SECTION 3.        Covenants of the Company ..................................................  15
                  ------------------------
   (a)      Compliance with Securities Regulations and Commission Requests ..................  15
   (b)      Filing of Amendments ............................................................  15
   (c)      Delivery of Registration Statements .............................................  16
   (d)      Delivery of Prospectuses ........................................................  16
   (e)      Continued Compliance with Securities Laws .......................................  17
   (f)      Blue Sky Qualifications .........................................................  17

   (g)      Listing ......................................................................  17
   (h)      Reservation of Shares/Absence of Preemptive Rights ...........................  17
   (i)      Rating of Securities .........................................................  18
   (j)      Use of Proceeds ..............................................................  18
   (k)      Restriction on Sale of Securities ............................................  18
   (l)      DTC Clearance ................................................................  18
   (m)      Rule 158 .....................................................................  18
   (n)      Interim Financial Statements .................................................  19
   (o)      Reporting Requirements .......................................................  19

SECTION 4.        Payment of Expenses. ...................................................  19
                  -------------------
   (a)      Expenses .....................................................................  19
   (b)      Termination of Agreement .....................................................  19

SECTION 5.        Conditions of Underwriters' Obligations. ...............................  19
                  ---------------------------------------
   (a)      Effectiveness of Registration Statement ......................................  20
   (b)      Opinion of Counsel for the Company ...........................................  20
   (c)      Opinion of Counsel for the Underwriters ......................................  20
   (d)      Officers' Certificate ........................................................  20
   (e)      Accountants' Letter ..........................................................  21
   (f)      Maintenance of Rating ........................................................  21
   (g)      No Objection .................................................................  21
   (h)      Chief Financial Officer's Certificate ........................................  21
   (i)      Indenture ....................................................................  21

   (j)      Manufacturers' Consents ......................................................  21
   (k)      Lenders' Consents ............................................................  22
   (l)      Approval of Listing ..........................................................  22
   (m)      Lock-Ups .....................................................................  22
   (n)      Conditions to Purchase of Option Securities ..................................  22
   (m)      Additional Documents .........................................................  23
   (n)      Termination of Agreement .....................................................  23

SECTION 6.        Indemnification. .......................................................  23
                  ---------------
   (a)      Indemnification of Underwriters ..............................................  23
   (b)      Indemnification of Company, Directors and Officers ...........................  24
   (c)      Actions against Parties;  Notification .......................................  25
   (d)      Settlement without Consent if Failure to Reimburse ...........................  25

SECTION 7.        Contribution. ..........................................................  25
                  ------------

SECTION 8.        Representations, Warranties and Agreements to Survive Delivery. ........  27
                  --------------------------------------------------------------

SECTION 9.        Termination of Agreement. ..............................................  27
                  ------------------------
   (a)      Termination; General .........................................................  27
   (b)      Liabilities ..................................................................  28

SECTION 10.  Default by One or More of the Underwriters. .................................  28
             ------------------------------------------

SECTION 11.  Notices. ....................................................................  29
             -------

SECTION 12.  Parties. ....................................................................  29
             -------

SECTION 13.  Governing Law and Time. .....................................................  29
             ----------------------

SECTION 14.  General Provisions. .........................................................  29
             ------------------

SECTION 15.  Partial Unenforceability. ................................................  29
             ------------------------

SECTION 16.  Effect of Headings. ......................................................  30
             ------------------

Schedule A--Underwriter Amounts
Schedule B--5% Subsidiaries
Schedule C--Registration Rights
Schedule D--Securities
Schedule E--Parties to Lock-up Agreements

Exhibit A--Form of Lock-up Agreement

                               PURCHASE AGREEMENT

                                                                     May 1, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

Banc of America Securities LLC
First Union Securities, Inc.

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center,
New York, New York 10080

Ladies and Gentlemen:

         Sonic Automotive, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC and First Union Securities, Inc. (together, the "Underwriters"), (which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $130,000,000 aggregate principal amount of the Company's 5 1/4% Convertible Senior Subordinated Notes due 2009 (the "Initial Securities") and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or a part of $19,500,000 aggregate principal amount of the Company's 5 1/4% Convertible Senior Subordinated Notes due 2009 to cover over-allotments, if any (the "Option Securities" and, together with the Initial Securities, the "Securities"). The Securities are to be issued pursuant to an indenture (the "Base Indenture") as supplemented by the first supplemental indenture to the Base Indenture, dated as of May 7, 2002 (the "Supplemental Indenture," and, together with the Base Indenture, the "Indenture") among the Company, certain of its Subsidiaries (as defined below in Section 1(a)(vii) and U.S. Bank Trust National Association, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

         The Securities will be convertible into shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") in accordance with the terms of the Securities and the Indenture. "Underlying Securities" shall mean the Class A Common Stock issuable upon conversion of the Securities.

         The Company understands that the Underwriters propose to make a public offering of the Securities on the terms and in the manner set forth herein as soon as the Representative deems advisable after the execution and delivery of this Agreement and after the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         The Company and certain of its Subsidiaries have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-50430 and Registration Nos. 333-50430-01 through 333-50430-G7), including the related base prospectus, for the registration of Class A Common Stock, debt securities, warrants, preferred securities and guarantees (including the Securities and the Underlying Securities) under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The registration statement, including any Rule 462(b) Registration Statement (as defined below), has been declared effective by the Commission, and the Indenture has been qualified under the 1939 Act. Such registration statements (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), are referred to herein collectively as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462 (b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the forms first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references to the date of the Prospectus shall mean the date of the Term Sheet. A "Preliminary Prospectus" shall be deemed to refer to
(i) each prospectus used before the Registration  Statement became effective and
(ii) any prospectus and related preliminary prospectus supplement that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company; provided, that a prospectus supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the underwritten Securities to which it relates. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act, which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, after the execution of this Agreement.

         SECTION 1.        Representations and Warranties.
                           ------------------------------

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter as follows:

                  (i) Compliance with Registration Requirements. (i) The Company
                      -----------------------------------------
         meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this representation, warranty
                                  --------
         and agreement shall not apply to statements or omissions from the Registration Statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement.

                  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not
         --------
         apply to statements or omissions from the Registration Statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii)  Incorporated  Documents.  The documents  incorporated or
                        -----------------------
         deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this representation, warranty
                                  --------
         and agreement shall not apply to statements or omissions from the Registration Statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement.

                  (iii) Independent  Accountants.  The accountants who certified
                        ------------------------
         the financial statements (which term as used in this Agreement includes the notes related thereto and supporting schedules) of (i) the Company and (ii) its Subsidiaries (as defined below in Section (a)(vii)) included in the Registration Statement are independent certified public accountants within the meaning of Regulation S-X under the 1933 Act with respect to the Company and its respective Subsidiaries.

                  (iv) Financial  Statements.  The financial statements included
                       ---------------------
         in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. There are no pro forma financial statements and other pro forma financial information (including the summary pro forma financial information) of the Company, its Subsidiaries and entities acquired or to be acquired by the Company or its Subsidiaries and the related notes thereto which would be required to be included in the Registration Statement or the Prospectus or to use the Prospectus in connection with the sale of the Securities.

                  (v)  No  Material  Adverse  Change  in  Business.   Since  the
                       -------------------------------------------
         respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into, or liabilities or obligations incurred, by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good  Standing of the Company.  The Company has been duly
                       -----------------------------
         organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Securities, the Underlying Securities, and the DTC Agreement and to enter into and consummate all the transactions in connection therewith as contemplated in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii)  Subsidiaries.  Each  subsidiary  of the Company  (each,
                         ------------
         whether directly or indirectly held, a "Subsidiary" and collectively the "Subsidiaries") is a corporation, limited liability company or limited partnership duly organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization, has corporate, limited liability company or limited partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of each such Subsidiary have been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through the Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding (a) shares of capital stock, (b) membership interests or (c) limited partnership interests of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. Except as set forth on Schedule B, no Subsidiary of the Company produced or accounted for more than 5% of the Company's total revenues for the 3 months ended March 31, 2002 (the "Significant Subsidiaries").

                  (viii) Capitalization.  The authorized, issued and outstanding
                         --------------
         capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus and subsequent purchases of the Class A Common Stock). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and except as disclosed in the Prospectus, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of the Subsidiaries is a party or otherwise.

                  (ix) Authorization of Agreements. This Agreement has been duly
                       ---------------------------
         authorized by the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The DTC Agreement has been duly authorized by the Company; as of the Closing Time, the DTC Agreement will have been duly executed and delivered by the Company; and, upon the execution and delivery thereof by the Company, the DTC Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (x)  Authorization  of the  Indenture.  The Indenture has been
                       --------------------------------
         duly authorized by the Company and duly qualified under the 1939 Act and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (xi) Authorization of the Securities. The Securities have been
                       -------------------------------
         duly authorized by the Company and, at the time of their issuance by the Company, will have been duly issued by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xii)   Authorization  of  the  Underlying   Securities.   The
                          -----------------------------------------------
         Underlying Securities have been duly authorized by the Company and reserved for issuance by the Company upon conversion by all necessary corporate action and such shares, when issued upon such conversion will be duly issued, fully paid and non-assessable, and the issuance of such Underlying Securities will not be subject to preemptive or other similar rights of any stockholder of the Company arising by law, under the charter or by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party. When executed and authenticated in the manner described in the Indenture and issued and delivered by the Company in exchange for the Securities pursuant to the Indenture, the Underlying Securities will constitute valid and binding obligations of the Company. No holder of the Underlying Securities will be subject to personal liability by reason of being such a holder.

                  (xiii)   Description   of  the   Securities,   the  Underlying
                           -----------------------------------------------------
         Securities  and the  Indenture.  The  Securities,  the  Indenture,  the
         ------------------------------
         Company's floor plan facilities, credit facilities and mortgage facilities do and/or will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement. The Underlying Securities will, upon their issuance, conform in all material respects to the statements relating thereto contained in the Prospectus, which statements conform to those in the instruments defining the same.

                  (xiv)  Absence  of  Defaults  and  Conflicts.  (1)  Except  as
                         -------------------------------------
         disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, "Agreements and Instruments") or has violated or is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations, except in each case for such defaults or violations that would not result in a Material Adverse Effect. (2) Except as disclosed in the Prospectus, the execution, delivery and performance of this Agreement, the Indenture, the DTC
         Agreement, the Securities, the Underlying Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus or in connection with the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds," the issuance of any Underlying Securities and compliance by the Company with its obligations hereunder) have been duly authorized by all necessary corporate, limited liability company or partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries (other than existing liens on properties being acquired in the pending acquisitions) pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

                  (xv) Absence of Labor Disputes. No material labor dispute with
                       -------------------------
         the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent, and except as disclosed in the Prospectus, the Company is not aware of any existing or imminent labor disturbance by the employees of any of their or any of the
         Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xvi)  Absence  of  Proceedings.  Except as  disclosed  in the
                         ------------------------
         Prospectus, there is no action, suit, proceeding, inquiry or investigation, in each case before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting (i) the Company or any Subsidiary thereof or (ii) or property owned or leased by, the Company or any of the Subsidiaries which, (x) is required to be disclosed in the Registration Statement or the Prospectus or (y) singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, singly or in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of the Significant Subsidiaries or the consummation of this Agreement or the performance by the Company of its obligations hereunder or under the Securities or the Underlying Securities. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

                  (xvii)  Possession of Intellectual  Property.  The Company and
                          ------------------------------------
         the Subsidiaries own, possess or license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property (including Intellectual Property which is licensed) or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

                  (xviii)  Accuracy  of  Exhibits.  There  are no  contracts  or
                           ----------------------
         documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xix)  Absence  of  Further  Requirements.  Except  as  may be
                         ----------------------------------
         required under state securities laws, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the issuance of the Underlying Securities or the consummation of the transactions contemplated by or for the due execution, delivery or performance of this Agreement, the Indenture, the DTC Agreement, the Securities, the Underlying Securities or any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Subsidiaries in connection with the consummation of the transactions contemplated herein and in the Registration Statement and Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds").

                  (xx)  Possession of Licenses and Permits.  The Company and the
                        ----------------------------------
         Subsidiaries possess such permits, licenses, approvals, consents, certificates and other authorizations

         (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, nor are there, to the knowledge of the Company, pending or threatened actions, suits, claims or proceedings against the Company or any Subsidiary before any court, governmental agency or body or otherwise that, if successful, would limit, revoke, cancel, suspend or cause not to be renewed any Governmental License, in each case, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxi) Title to Property. The Company and the Subsidiaries have
                        -----------------
         good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of the Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxii) Tax  Returns.  All  United  States  federal  income tax
                         ------------
         returns of the Company and the Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable federal governmental agency) and all taxes shown by such returns or pursuant to any assessment received by the Company or any Subsidiary, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of all federal, state, local and foreign tax liabilities of the Company and each Subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

                  (xxiii)  Insurance.  The Company and the Subsidiaries carry or
                           ---------
         are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and all such insurance is in full force and effect.

                  (xxiv)  Solvency.  The Company is, and  immediately  after the
                          --------
         Closing will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company, on a particular date, that on such date
         (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and mature, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have an unreasonably small amount of capital and surplus.

                  (xxv)  Stabilization or Manipulation.  Neither the Company nor
                         -----------------------------
         any of its officers, directors or controlling persons has taken, or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Securities. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the 1933 Act and approved by the Representative.

                  (xxvi) Related Party Transactions. No relationship,  direct or
                         --------------------------
         indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the rules and regulations enacted thereunder to be described in the Registration Statement including those business relationships described in the Commission's MD&A Pronouncement (as defined below) which is not so described or is not described as required in the Registration Statement or the Prospectus.

                  (xxvii)  Suppliers.  No supplier of merchandise to the Company
                           ---------
         or any of the Subsidiaries has ceased shipments of merchandise to the Company or any of the

         Subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would not result in a Material Adverse Effect.

                  (xxviiii)  Environmental  Laws.  Except  as  described  in the
                             -------------------
         Prospectus and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (B) the Company and the Subsidiaries have all permits, licenses, authorizations and approvals required for their respective businesses under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any liability or obligation of the Company or any of the Subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to any Hazardous Materials or Environmental Laws.

                  (xxix)  Registration  Rights.   Except  as  described  in  the
                          --------------------
         Prospectus or on Schedule C hereof, there are no holders of securities (debt or equity) of the Company, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company, who in connection with the issuance, sale and delivery of the Securities and the Underlying Securities, if any, and the execution, delivery and performance of this Agreement, have the right to request the Company to register securities held by them under the 1933 Act.

                  (xxx)  Accounting  Controls.  The Company and its consolidated
                         --------------------
         Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the amounts recorded for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxxi)  Investment  Company  Act. The Company is not, and upon
                          ------------------------
         the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxxii) Franchise  Agreements.  Each franchise  agreement,  in
                          ---------------------
         each case between a Subsidiary and the applicable manufacturer has been duly authorized by the Company and such Subsidiaries, and, as of the Closing Time, the Company shall have obtained all consents, authorizations and approvals from the Manufacturers required to consummate the transactions contemplated hereby or by the Prospectus.

                  (xxxiii)  Statistical  and Market Data.  The  statistical  and
                            ----------------------------
         market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (xxxiv) Smith Subordination  Agreement. The Subordinated Smith
                          ------------------------------
         Loan will be subordinated to the Securities and governed by a Subordination Agreement to be dated May 7, 2002 and shall be binding and enforceable against O. Bruton Smith, and under which the debt owed to Mr. Smith is subordinated to the Securities.

                  (xxxv) Liquidity and Off Balance Sheet Arrangements. There are
                         --------------------------------------------
         no transactions, arrangements and other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the 1933 Act Regulations) and any unconsolidated entity, including but not limited to, any structural finance, special purpose or limited purpose entity (each, an "Off Balance Sheet Transaction") that could reasonably be expected to affect materially the Company's liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission's Statement about Management's Discussion and Analysis of Financial Condition and Results of Operations (Release Nos. 33-8056; 34-45321 FR-61) (the "Commission's MD&A Pronouncement"), required to be described in the Prospectus which have not been described as required and the Company has otherwise complied with the Commission's MD&A Pronouncement.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or any of the Subsidiaries to the Underwriters as to the matters covered thereby.

         SECTION 2.        Sale and Delivery to Underwriters; Closing.
                           ------------------------------------------

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule D, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $19,500,000 aggregate principal amount of the Securities, at the price set forth in Schedule D. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for the Initial Securities shall be made at the office of Fried, Frank, Harris, Shriver & Jacobson, or at such other place as shall be agreed upon by the Representative and the Company at 9:00 A.M. (New York Time) on May 7, 2002 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company on each Date of Delivery as specified in the notice from the Representative to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement, or physical certificates representing the Securities shall be registered in the names and denominations requested by each Underwriter, and in either case shall be made available for examination and packaging by the Underwriters in The City of New York not later than 9:00 A.M. on the last business day prior to the Closing Time.

         (d) Denominations; Registration. Certificates representing the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3.        Covenants of the Company.  The Company covenants with
                           ------------------------
 each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. (a) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission with respect to the Registration Statement or to the Commission's review of the Company's Form S-3, filed on April 19, 2002, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company will deliver (via electronic mail) to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities and the Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b)
Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or Underlying Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities or the Underlying Securities, as the case may be, for investment under the laws of such jurisdictions as the Underwriters may request.

         (g) Listing. The Company will use its best efforts to effect and maintain the listing of any shares of Class A Common Stock issuable upon conversion of any Securities on the New York Stock Exchange.

         (h) Reservation of Shares/Absence of Preemptive Rights. The Company will reserve and keep available at all times, free of preemptive or other similar rights, shares of Class A

Common Stock for the purpose of enabling the Company to satisfy any obligation to issue such shares upon conversion of any Securities

         (i) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), to provide their respective credit ratings of the Securities.

         (j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (k) Restriction on Sale of Securities. (i) During a period of 90 days from the date hereof (the "Lock-Up Period"), the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Class A Common Stock or Class B Common Stock, par value $.01 per share, debt securities or guarantees of debt securities of the Company, or any securities convertible or exchangeable into or exercisable for any such securities or guarantees of debt securities of the Company, and will not file a registration statement in connection therewith (other than a registration statement registering solely the Securities and/or the Underlying Securities); provided, however, the Company may incur indebtedness under its existing revolving credit, floor plan and construction/mortgage facilities and may issue securities in connection with acquisition of auto dealerships. The Company will during the Lock-Up Period enforce, and will not waive, any lock-up or similar agreements that exist on the date hereof with third parties or come to exist prior to the end of that period.

                  (ii) During the Lock-up Period, the Company will monitor the activities of the parties listed on Schedule E hereof and use its reasonable best efforts to ensure that such parties do not conduct transactions that violate the provisions of the form of "Lock-up Agreement" attached hereto as Exhibit A. Upon becoming aware that the 300,000 share threshold discussed in the Lock-up Agreement has been reached, the Company will promptly notify the parties set forth on Schedule E that they may not conduct any further transactions of the type set forth in the Lock-up Agreement during the Lock-up Period. Promptly following the execution and delivery of this Agreement, the Company will instruct its "transfer agent" (A) as to the details of this clause 3(k)(ii) and
(B) to use its reasonable best efforts to ensure that none of the parties listed on Schedule E violate the provisions of the Lock-up Agreement.

         (l) DTC Clearance. The Company will use all reasonable efforts in cooperation with the Underwriters to permit the Securities to be eligible for clearance and settlement through DTC.

         (m) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (n) Interim Financial Statements. Prior to the Closing Time, the Company shall furnish to the Underwriters any unaudited interim financial statements of the Company, promptly after they have been completed, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement or the Prospectus.

         (o) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4.        Payment of Expenses.
                           -------------------

         (a) Expenses. The Company will pay (or cause to be paid) all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and any filing of the Prospectus and the Registration Statement (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, including the Prospectus and any prospectus to be contained in the Registration Statement, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities or Underlying Securities, (iii) the preparation, issuance and delivery of the Securities and any related Underlying Securities or any certificates for the Securities or such Underlying Securities to the Underwriters, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and Underlying Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the
Underwriters of copies of any memorandum related to blue sky matters, any supplement thereto or any survey of investment qualifications, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities and (ix) the fees and expenses, if any, incurred with respect to the listing of the Underlying Securities upon conversion of the Securities on the New York Stock Exchange.

         (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(ii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations.  The obligations of
                    ---------------------------------------
the  several  Underwriters   hereunder  are  subject  to  the  accuracy  of  the
representations  and warranties of the

Company contained in Section 1 hereof or in certificates of any officer of the Company or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, the Registration Statement, including any Rule 462(b) Registration Statement, or such post-effective amendment shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

         (b) Opinion of Counsel for the Company. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Moore & Van Allen PLLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect previously agreed to by the parties and to such further effect as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

         (c) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to certain matters agreed upon. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, including any documents incorporated by reference therein, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and (iv) the representations and warranties of the Company in Section 1 shall be accurate and true and correct as though expressly made at and as of the Closing Time. At the Closing Time, the Underwriters shall have received a certificate of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

         (e) Accountants' Letter. At the Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative and to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least B-3 by Moody's and B+ by S&P, and the Company shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized statistics rating agency (as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other securities.

         (g) No Objection. The NASD has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (h) Chief Financial Officer's Certificate. At the Closing Time, the Underwriters shall have received a certificate of the principal financial officer of the Company as to certain agreed upon accounting matters.

         (i) Indenture. The Company shall have duly authorized, executed and delivered the Indenture to the Underwriters in a form and substance satisfactory to the Representative and counsel for the Underwriters.

         (j) Manufacturers' Consents. The Representative shall have received on or as of the Closing Time, as the case may be, a certificate, in a form and substance satisfactory to the

Representative, of two executive officers of the Company certifying that each of the Company and its subsidiaries owns, possesses or has obtained any required consents and approvals from all Manufacturers with respect to the transactions contemplated hereby or by the Prospectus and such consents and approvals, if any, shall be in a form satisfactory to the Representative.

         (k) Lenders' Consents. Prior to or at the Closing Time, the Company shall have received any required consents under their existing indebtedness for the issuance and sale of the Securities pursuant to the terms of this Agreement and the Indenture in a form satisfactory to the Representative.

         (l) Approval of Listing. At the Closing Time, the Underlying Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (m) Lock-Ups. Prior or at the Closing Time, the Company shall have received lock-up agreements in the form attached hereto as Exhibit A from the parties set forth on Schedule E.

         (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                           (i) Officers' Certificate. A certificate,  dated such
                               ---------------------
         Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                           (ii)  Opinion of Counsel for Company.  The  favorable
                                 ------------------------------
         opinion of Moore & Van Allen PLLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                           (iii)  Opinion  of  Counsel  for  Underwriters.   The
                                  ---------------------------------------
         favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                           (iv)  Bring-down   Comfort  Letter.   A  letter  from
                                 ----------------------------
         Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (m) Additional Documents. At the Closing Time, and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.        Indemnification.
                           ---------------

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus, (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided,  however,  that this indemnity  agreement shall not apply to any loss,
--------   -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any Preliminary Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriters through Merrill Lynch expressly for use in the Registration Statement (or any amendment or supplement thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement (or any amendment or supplement thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first sentence under "Commissions and Discounts" and the first paragraph under "Other Relationships" under the caption "Underwriting" in the Prospectus.

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided,
                                                                       ---------
however,  that  counsel to the  indemnifying  party shall not  (except  with the
-------
consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section
                    ------------
6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, bear to the aggregate initial offering price of the Securities.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of the losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other fees reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive
                    -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive (i) delivery of the Securities to the Underwriters and (ii) any termination of this Agreement.

         SECTION 9.        Termination of Agreement.
                           ------------------------

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities or guarantees of debt securities, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, terrorist attack, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (vi) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vii) if a banking moratorium has been declared by either Federal, Delaware or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters.  If one or more
                     ------------------------------------------
of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then

                  (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on the Closing Date or on any subsequent Date of Delivery, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations hereunder bear to the obligations of all non-defaulting Underwriters;

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter; and

                  (c) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on a Delivery Date subsequent to the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without any liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11.  Notices.  All notices and other  communications  hereunder
                      -------
shall be in  writing  and shall be  deemed to have been duly  given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to (i) the Representative at 4 World Financial Center, New York, New York 10080, attention of Scott Lemone and (ii) Banc of America Securities LLC at 9 West 57th Street, New York, New York 10019, attention of Joel Van Dusen, with a copy to Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, attention of Stuart H. Gelfond, Esq.; notices to the Company shall be directed to them at Sonic Automotive, Inc., 6415 Idlewild Road, Building 2, Suite 109, Charlotte, North Carolina 28212, attention of Theodore Wright; with a copy to Barney Stewart, III, Esq., Moore & Van Allen, PLLC, 100 North Tryon Street, Suite 4700, Charlotte, North Carolina 28202-4003.

         SECTION 12.  Parties.  This Agreement shall inure to the benefit of and
                      -------
be binding upon the Underwriters,  the Company and their respective  successors.
Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY
                     ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY HEREIN REFER TO NEW YORK CITY TIME.

         SECTION 14. General Provisions.  This Agreement  constitutes the entire
                     ------------------
agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

         SECTION   15.    Partial    Unenforceability.    The    invalidity   or
                          ---------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. Effect of Headings. The Article and Section headings herein
                     ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of
Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in Prospectus.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                           Very truly yours,

                           SONIC AUTOMOTIVE, INC.


                           By: /s/ Theodore M. Wright
                              --------------------------------------------------
                              Name: Theodore M. Wright
                              Title: Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
      as of the date first above written:


MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By: /s/ Perry Hall
   ---------------------------------------
             Authorized Signatory

                                   SCHEDULE A

  Aggregate Principal Amounts of Securities to be Purchased by each Underwriter
  -----------------------------------------------------------------------------

Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated                                $84,500,000

Banc of America Securities LLC                                $39,000,000

First Union Securities, Inc.                                   $6,500,000

                                   SCHEDULE B

                                 5% Subsidiaries
                                 ---------------

                                      None

                                   SCHEDULE C

                               Registration Rights
                               -------------------

                                      None

                                   SCHEDULE D

                                   Securities
                                   ----------

         1. The initial offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the Initial Securities shall be 97% of the principal amount thereof.

         3. The purchase price to be paid by the Underwriters for the Option Securities shall be 97% of the principal amount thereof plus unpaid interest that has accrued with respect to the Initial Securities from the Closing Time to, but not including, the Date of Delivery less the amount of any cash dividend paid on the Underlying Securities as a percentage of a Security, from the Closing Time to, but not including, the date of delivery.

                                   SCHEDULE E

                          Parties to Lock-up Agreements
                          -----------------------------

                                 O. Bruton Smith

                                 B. Scott Smith

                                 Thomas A. Price

                               Theodore M. Wright

                                Jeffrey C. Rachor

                               Mark J. Iuppenlatz

                                William R. Brooks

                                William P. Benton

                                 William I. Belk

                                H. Robert Heller

                                Maryann N. Keller

                                 Robert L. Rewey

                                 Thomas P. Capo

                           Sonic Financial Corporation

                                    EXHIBIT A

                            Form of Lock-up Agreement
                            -------------------------

'

                                                                   May____, 2002

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Banc of America Securities LLC
First Union Securities, Inc.
   Underwriters to be named in the
   within-mentioned Purchase Agreement

c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

         Re: Proposed Public  Offering of __%  Convertible  Senior  Subordinated
             -------------------------------------------------------------------
         Notes by Sonic Automotive, Inc.
         -------------------------------

Dear Sirs:

         The undersigned, an officer, director, and/or stockholder of Sonic Automotive, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC, and First Union Securities, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of __% Convertible Senior Subordinated Notes (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as an officer, director, and/or stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Purchase Agreement that, during a period from the date of the preliminary prospectus supplement first mailed, delivered, or shown to investors to the date ninety (90) days after the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, sell short, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), or any securities convertible into or exchangeable or exercisable for or repayable with Class A Common Stock (including the Company's Class B Common Stock) whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or request that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or hedging arrangement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class A Common Stock, whether any such swap or transaction is to be settled by delivery of Class A Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing, this letter agreement shall not prohibit the sale by the undersigned, when combined with all other sales by the undersigned and any person listed on Schedule A hereto, of up to three hundred thousand (300,000) shares of Class A Common Stock (including shares of Class B Common Stock which are converted into Class A Common Stock) during the aforementioned ninety (90) day period. During this period, the undersigned agrees to provide advance notice to and consult with Steve Coss prior to any contemplated sale in order to determine the number of shares of Class A Common Stock which have previously been sold during such period by the persons listed on Schedule A hereto (it being acknowledged that the persons listed on Schedule A collectively may sell no more than three hundred thousand (300,000) shares of Class A Common Stock during this period).

         This letter shall be binding on the undersigned and the heirs, legal representatives, successors and assigns of the undersigned. This letter shall be construed in accordance with the laws of the State of New York.

                                           Very truly yours,

                                           Signature:___________________________

                                           Print Name:__________________________

                                                                   Schedule A to
                                                               Lock-up Agreement

                                 O. Bruton Smith

                                 B. Scott Smith

                                 Thomas A. Price

                               Theodore M. Wright

                                Jeffrey C. Rachor

                               Mark J. Iuppenlatz

                                William R. Brooks

                                William P. Benton

                                 William I. Belk

                                H. Robert Heller

                                Maryann N. Keller

                                 Robert L. Rewey

                                 Thomas P. Capo

                           Sonic Financial Corporation